Exhibit 23.02


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus and Registration Statement of Crompton & Knowles Corporation/Uniroyal Chemical Corporation of our report dated November 17, 1995, included in the Annual Report on Form
10-K of Uniroyal Chemical Corporation and Uniroyal Chemical Company, Inc. for the year ended October 1, 1995. We also consent to the reference to us under the heading "Experts" in such prospectus.


 /s/ Deloitte & Touche L.L.P.

Stamford, Connecticut
July 19, 1996